Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of Cine Top Culture Holdings Limited of our report dated July 8, 2022, relating to the consolidated financial statements of Cine Top Culture Holdings Limited and Subsidiaries for the years ended December 31, 2021 and 2020, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 13, 2022